UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report: June 25, 2010 (June 23, 2010)

(Date of earliest event reported)

DURECT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Results Way

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 23, 2010, Durect Corporation (the “Company”) held its Annual Meeting of Stockholders.

At the annual meeting, there were at least 79,948,878 shares represented to vote either in person or by proxy, or 92.13% of the outstanding shares, which represented a quorum. The final results of voting for each matter submitted to a vote of stockholders at the meeting were as follows:

Proposal 1: Election of Directors.

Felix Theeuwes, Simon X. Benito and Terrence F. Blaschke were elected as Class I directors for a term of three years. The voting for each director was as follows:

	For	Withheld	Broker Non-Vote
Felix Theeuwes	58,773,707	858,885	20,316,286
Simon X. Benito	58,193,752	1,438,840	20,316,286
Terrence F. Blaschke	58,724,814	907,778	20,316,286

Proposal 2: Approval of Amendment to Our Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock from 110,000,000 to 200,000,000

The amendment of our Certificate of Incorporation to increase the authorized number of shares of common stock of the Company was approved with 68,737,828 votes in favor, 10,684,801 votes against and 526,249 abstentions.

Proposal 3: Approval of the Amendment and Restatement of the Company’s 2000 Stock Plan

The amendment and restatement of the Company’s 2000 Stock Plan was approved with 52,666,398 votes in favor, 6,801,610 votes against, 164,584 abstentions and 20,316,286 broker non-votes.

Proposal 4: Approval of the Amendment and Restatement of the Company’s 2000 Employee Stock Purchase Plan, including an increase of 250,000 in the number of shares of the Company’s Common Stock available for issuance thereunder

The amendment and restatement of the Company’s 2000 Employee Stock Purchase Plan was approved with 58,477,107 votes in favor, 972,512 votes against, 182,973 abstentions and 20,316,286 broker non-votes.

Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified with 78,889,073 votes in favor, 729,449 votes against and 330,356 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: June 25, 2010	By:	/S/ JAMES E. BROWN
James E. Brown
President and Chief Executive Officer